UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 27, 2007
Commission File No. 001-10403
TEPPCO Partners, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification Number)
1100 Louisiana Street, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(713) 381-3636
(Registrant’s telephone number, including area code)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Effective January 1, 2008, Enterprise GP Holdings L.P., the sole member of Texas Eastern Products Pipeline Company, LLC (the “Company”), appointed Donald H. Daigle to the Board of Directors of the Company, which is the general partner of TEPPCO Partners, L.P. (the “Partnership”). Mr. Daigle, age 66, has been appointed to serve as a member of the Audit, Conflicts and Governance Committee (the “ACG Committee”) of the Board of Directors. Mr. Daigle most recently served as Vice President Refining for ExxonMobil Refining and Supply Company and held numerous executive and managerial posts during his 43-year career with the organization before his retirement in September of 2006.
          For the 2008 fiscal year, it is expected that Mr. Daigle will receive $50,000 annually, paid in monthly installments in advance. In addition, subject to the approval of the ACG Committee, it is expected that Mr. Daigle will be issued the following awards under the TEPPCO 2006 Long-Term Incentive Plan: a number of phantom units having a fair market value of $25,000 on the date of grant, and unit appreciation rights (“UARs”) with respect to approximately 25,000 common units (“Units”) of the Partnership (assuming a fair market value of $40.00 per Unit at the time of the grant).
          Each phantom unit will pay out in cash four years from the date of the grant or, if earlier, the date Mr. Daigle is no longer serving on the board, whether by voluntarily resignation or otherwise (“Payment Date”). In addition, for each calendar quarter from the grant date until the Payment Date, Mr. Daigle will receive a cash payment within such calendar quarter equal to the product of (i) the per Unit cash distributions paid to the Partnership’s unitholders during such calendar quarter, if any, multiplied by (ii) the number of phantom units subject to his grant. Phantom unit awards to non-employee directors are accounted for similar to SFAS 123(R) liability awards. The UARs will be subject to five year cliff vesting and will vest earlier if Mr. Daigle dies or is removed from, or not re-elected or appointed to, the board for reasons other than his voluntary resignation or unwillingness to serve. When the UARs become payable, Mr. Daigle will receive a payment in cash (or, in the sole discretion of the ACG Committee, Units or a combination of cash and Units) equal to the fair market value of the Units subject to the UARs on the payment date over the fair market value of the Units subject to the UARs on the date of grant. UARs awarded to non-executive directors are accounted for similar to SFAS 123(R) liability awards.
Item 7.01. Regulation FD Disclosure.
          The Partnership issued a press release dated January 2, 2008 regarding the above director appointment. A copy of the press release is furnished herewith as Exhibit 99.1.
          The information in the press release attached as Exhibit 99.1 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Exhibit

99.1	Press Release dated January 2, 2008.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P. (Registrant)

	By:	Texas Eastern Products Pipeline Company, LLC General Partner

Date: January 3, 2008		/s/ PATRICIA A. TOTTEN

Patricia A. Totten
Vice President and
General Counsel

Exhibit Index

Exhibit
Number	Exhibit

99.1	Press Release dated January 2, 2008.